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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                      E.I. DU PONT DE NEMOURS AND COMPANY

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of The Seagram Company Ltd. Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134 and 333-4136) and
the Registration Statements of Form S-8 (Numbers 33- 27194, 33-2043, 33-49096, 33-60606, 33-99122 and 333-19059) of our report dated February 16, 1995, which appears on Page 38 of the 1994 Annual Report to Stockholders of E.I. du Pont de Nemours and Company, which is incorporated by reference in the E.I. du Pont de Nemours and Company Annual Report on Form 10-K for the year ended December 31, 1994. The Consolidated Financial Statements of E.I. du Pont de Nemours and Company, as listed under Item 14(a)1 of its Annual Report on Form 10-K for the year ended December 31, 1994, are incorporated by reference in The Seagram Company Ltd. Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
September 26, 1997